Exhibit 99.1

Investor Relations	Media Relations
Kevin Kessel, CFA	Randi Polanich
Vice President, Investor Relations	Vice President and Chief Communications Officer
(408) 875-6627	(408) 875-6633
kevin.kessel@kla.com	randi.polanich@kla.com

KLA Corporation Announces Cash Tender Offer for 4.650% Senior Notes due 2024

MILPITAS, Calif., June 21, 2022—KLA Corporation (“KLA”) (NASDAQ: KLAC) today announced that it has commenced a tender offer (the “Tender Offer”) to purchase for cash up to $500,000,000 aggregate principal amount, as may be increased or decreased by KLA (the “Maximum Amount”), of its 4.650% Senior Notes due 2024 (“Tender Notes”). KLA intends to fund the purchase of Tender Notes accepted for payment in the Tender Offer with a portion of the proceeds from a concurrent offering of senior notes.

The Maximum Amount represents the aggregate principal amount of Tender Notes subject to the Tender Offer and excludes any Accrued Interest or Early Tender Payment (each as defined below). KLA expressly reserves the right, in its sole discretion, subject to applicable law, to change, increase or decrease the Maximum Amount, without extending withdrawal rights and/or terminate the Tender Offer at any time prior to the Expiration Date (as defined below). If Holders (as defined below) tender more Tender Notes in the Tender Offer than they expect to be accepted for purchase by KLA based on the Maximum Amount and KLA subsequently accepts more Tender Notes in the Tender Offer than such Holders expected as a result of an increase of the Maximum Amount, such Holders will not be able to withdraw any of their previously tendered Tender Notes. Accordingly, Holders should not tender any Tender Notes that they do not wish to be accepted for purchase in the Tender Offer.

The Tender Offer is summarized in the table below:

Title of Notes	CUSIP Number	Principal Amount Outstanding	Maximum Amount(1)	UST Reference Security	Bloomberg Reference Page(2)	Fixed Spread (bps)	Early Tender Payment(3)
4.650% Senior Notes due 2024	482480 AE0	$1,250,000,000	$500,000,000	2.50% UST due May 31, 2024	FIT1	+60	$30.00

(1)

The Maximum Amount of $500,000,000 represents the aggregate principal amount of Tender Notes that will be purchased in the Tender Offer. We may increase or decrease the Maximum Amount as described herein.

(2)	The page on Bloomberg from which the Dealer Managers (as defined below) will quote the bid-side price of the U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.
(3)	Per $1,000 principal amount of Tender Notes validly tendered at or prior to the Early Tender Date and accepted for purchase.

The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 21, 2022 (as amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offer. The Tender Offer is open to all registered holders (individually, a “Holder” and collectively, the “Holders”) of Tender Notes. The purpose of the Tender Offer is to refinance a portion of KLA’s outstanding indebtedness.

Tender Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on July 5, 2022 (the “Early Tender Date”) will be eligible to receive the Total Consideration (as defined below), which includes the “early tender payment” specified in the table above (the “Early Tender Payment”). Tender Notes validly tendered after the Early Tender Date but at or prior to midnight (end of day), New York City time, on July 19, 2022 (the “Expiration Date”) will be eligible to receive consideration (the “Tender Offer Consideration”) equal to the Total Consideration minus the Early Tender Payment.

The total consideration (“Total Consideration”) payable by KLA for Tender Notes will be a price per $1,000 principal amount based on the yield to maturity of the U.S. Treasury reference security specified in the table above (the “UST Reference Security”), as determined at 9:00 a.m., New York City time, on July 6, 2022 (unless otherwise extended by us as described in the Offer to Purchase), plus a fixed spread, calculated in accordance with the Offer to Purchase. For the avoidance of doubt, if the Total Consideration determined is less than $1,000 per $1,000 principal amount of Tender Notes, then the Total Consideration will be calculated to the stated maturity date and not to the first par call date for Tender Notes.

The settlement date for Tender Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase is expected to be July 7, 2022, the second business day after the Early Tender Date (the “Early Settlement Date”). The settlement date for Tender Notes validly tendered after the Early Tender Date but at or prior to the Expiration Date and accepted for purchase is expected to be July 21, 2022, the second business day after the Expiration Date (the “Final Settlement Date,” and along with the Early Settlement Date, each a “Settlement Date”), if the Maximum Amount is not purchased on the Early Settlement Date.

In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders of Tender Notes accepted for purchase will receive accrued and unpaid interest (“Accrued Interest”) on those Tender Notes from the last interest payment date with respect to those Tender Notes to, but not including, the applicable Settlement Date.

Holders who tender their Tender Notes at or prior to 5:00 p.m., New York City time, on July 5, 2022 (such date and time, as it may be extended, the “Withdrawal Deadline”) may withdraw such tendered Tender Notes at any time at or prior to the Withdrawal Deadline. Following the Withdrawal Deadline, Holders who have tendered their Tender Notes (whether before, on or after the Withdrawal Deadline) may not withdraw such Tender Notes unless KLA is required to extend withdrawal rights under applicable law.

The Tender Offer is not conditioned on any minimum principal amount of Tender Notes being validly tendered; however, KLA’s obligation to accept for purchase, and to pay for, Tender Notes validly tendered pursuant to the Tender Offer is subject to, and conditioned upon, the satisfaction of or, where applicable, KLA’s waiver of the conditions, including a financing condition and certain other general conditions, specified in the Offer to Purchase.

KLA has retained BofA Securities and Citigroup to act as the dealer managers (the “Dealer Managers”) for the Tender Offer. D.F. King & Co., Inc. has been retained to act as the Tender and Information Agent for the Tender Offer. Requests for assistance relating to the procedures for tendering Tender Notes may be directed to the Tender and Information Agent either by email at kla@dfking.com, or by phone (212) 269-5550 (for banks and brokers only) or (800) 290-6424 (for all others toll free). Requests for assistance relating to the terms and conditions of the Tender Offer may be directed to BofA Securities at (980) 387-3907 (collect) or (888) 292-0070 (toll-free) or via email at debt_advisory@bofa.com or to Citigroup at (212) 723-6106 (collect) or (800) 558-3745 (toll-free) or via email at ny.liabilitymanagement@citi.com. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release shall not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Tender Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offer is being made solely pursuant to the Offer to Purchase made available to Holders of the Tender Notes. None of KLA, the Dealer Managers, the Tender and Information Agent or the trustee with respect to the Tender Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Tender Notes in response to the Tender Offer. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisers and make their own decisions whether to tender their Tender Notes in the Tender Offer, and, if so, the principal amount of Tender Notes to tender.

About KLA:

KLA develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Additional information may be found at www.kla-tenor.com. (KLAC-F).

Note Regarding Forward-Looking Statements:

Statements in this press release other than historical facts, such as statements regarding the Tender Offer, are forward-looking statements. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the impact of the COVID-19 pandemic on the global economy and on our business, financial condition and results of operations, including the supply chain constraints we are experiencing as a result of the pandemic; economic, political and social conditions in the countries in which we, our customers and our suppliers operate, including rising inflation and interest rates, Russia’s invasion of Ukraine and global trade policies; disruption to our manufacturing facilities or other operations, or the operations of our customers, due to natural catastrophic events, health epidemics or terrorism; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our ability to timely develop new technologies and products that successfully anticipate or address changes in the semiconductor industry; our ability to maintain our technology advantage and protect our proprietary rights; our ability to compete with new products introduced by our competitors; our ability to attract and retain key personnel; cybersecurity threats, cyber incidents affecting our and our service providers’ systems and networks and our ability to access critical information systems for daily business operations; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; exposure to a highly concentrated customer base; availability and cost of the wide range of materials used in the production of our products; our ability to operate our business in accordance with our business plan; legal, regulatory and tax environments in which we perform our operations and conduct our business and our ability to comply with relevant laws and regulations; our ability to pay interest and repay the principal of our current indebtedness is dependent upon our ability to manage our business operations, our credit rating and the ongoing interest rate environment, among other factors; instability in the global credit and financial markets; our exposure to currency exchange rate fluctuations, or declining economic conditions in those countries where we conduct our business; changes in our effective tax rate resulting from changes in the tax rates imposed by jurisdictions where our profits are determined to be earned and taxed, expiration of tax holidays in certain jurisdictions, resolution of issues arising from tax audits with various authorities or changes in tax laws or the interpretation of such tax laws; and our ability to identify suitable acquisition targets and successfully integrate and manage acquired businesses. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA’s Annual Report on Form 10-K for the year ended June 30, 2021, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.